UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 1, 2013

dELiA*s, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51648	20-3397172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 West 23rd Street, New York, New York 10010

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (212) 590-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 1, 2013, dELiA*s, Inc., a Delaware corporation (the “Company”), and Walter Killough, the Company’s Chief Executive Officer, entered into an amendment (the “Amendment”) to Mr. Killough’s employment agreement, dated as of December 2, 2008, as amended on June 17, 2010, July 13, 2012, January 7, 2013 and March 28, 2013 (as amended, the “CEO Employment Agreement”). Pursuant to the Amendment, among other things, (a) Mr. Killough and the Company mutually agreed that Mr. Killough would continue to serve the Company as its Chief Executive Officer until August 2, 2013; (b) Mr. Killough’s base salary will continue to be paid until August 2, 2013 in accordance with the terms of the CEO Employment Agreement; (c) Mr. Killough received a grant of 200,000 stock options, which stock options vest in four equal, annual installments, beginning on May 1, 2014; (d) Mr. Killough received a restricted stock grant of 100,000 shares of the Company’s common stock, the restrictions on which lapse in four equal, annual installments beginning on May 1, 2014; (e) if Mr. Killough voluntarily terminates his employment with the Company on August 2, 2013, then (1) he is entitled to receive his base salary for the three month period commencing August 3, 2013; (2) 50,000 stock options will vest as of August 2, 2013 with the right to exercise such stock options for the one year period commencing August 2, 2013 and all other unvested options will be cancelled; and (3) as of August 2, 2013, all shares of restricted stock will be cancelled; provided that if Mr. Killough voluntarily terminates his employment with the Company prior to August 2, 2013, he shall not be entitled to any of (1), (2) or (3) above; and (f) if the Company involuntarily terminates Mr. Killough’s employment with the Company on or before August 2, 2013, then (i) he is entitled to receive his base salary for the six month period commencing August 3, 2013; (ii) 100,000 stock options will vest as of August 2, 2013 with the right to exercise such stock options for the one year period commencing August 2, 2013 and other unvested options will be cancelled; and (3) as of the termination date, all shares of restricted stock will be cancelled.

The foregoing summary of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

On May 1, 2013, the Company announced that Tracy Gardner was appointed Chief Creative Officer of the Company and a member of the Board of Directors of the Company, effective immediately.

Ms. Gardner, age 49, brings over 25 years of experience in developing and growing brands with multi-channel platforms. From July 2010 to April 2013, Ms. Gardner worked in various consulting capacities most recently serving as Creative Advisor to Gap Inc. from January 2012 to April 2013. From 2007 to 2010, Ms. Gardner served as President—Retail and Direct of J.Crew and from 2004 to 2007 she served as Executive Vice President, Merchandising, Planning & Production of J.Crew. Prior to joining J.Crew, Ms. Gardner held various positions at Gap, Inc., including Senior Vice President of Adult Merchandising for the Gap brand from 2002 to 2004, Vice President of Women’s Merchandising for the Banana Republic division from 2001 to 2002, Vice President of Men’s Merchandising for the Banana Republic division from 1999 to 2001 and Divisional Merchandising Manager of Men’s Wovens for the Banana Republic division from 1998 to 1999. Ms. Gardner brings extensive merchandising experience to the Board of Directors as a result of her years serving in high level, merchandising positions at J.Crew and Gap, Inc.

There are no arrangements or understandings between Ms. Gardner and any other persons pursuant to which Ms. Gardner was named a director of the Company. Ms. Gardner does not have (a) any family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer or (b) any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K or Item 5.02(d) of Form 8-K.

The Company and Ms. Gardner have entered into an employment agreement (the “CCO Employment Agreement”) providing for her employment as Chief Creative Officer of the Company for a three-year term, unless Ms. Gardner’s employment ceases earlier pursuant to the terms of the CCO Employment Agreement. Ms. Gardner will receive a base salary of not less than $200,000, subject to annual review. Ms. Gardner will participate in the Company’s Management Incentive Plan each year during the term of her employment with a target annual incentive award opportunity of not less than 300% of her base salary. Ms. Gardner is eligible to receive stock incentive awards under the Company’s Amended and Restated 2005 Stock Incentive Plan and other benefits as are made available to the Company’s employees generally. Ms. Gardner received an initial grant of 750,000 stock options, which stock options vest in 36 equal, monthly installments, beginning on June 1, 2013, and an initial restricted stock grant of 750,000 shares of the Company’s common stock, the restrictions on which lapse in 36 equal, monthly installments, beginning on June 1, 2013.

At each annual meeting of the Company’s stockholders during the term of her employment, the Company will nominate Ms. Gardner to serve as a member of the Company’s Board of Directors. Upon the termination of Mr. Gardner’s employment for any reason and unless the Company’s Board of Directors and Ms. Gardner otherwise agree, Mr. Gardner will be deemed to have resigned from the Company’s Board of Directors (and any boards of subsidiaries) voluntarily, without any further required action by Mr. Gardner, as of the end of her employment.

If Ms. Gardner’s employment is terminated for Cause (as defined in the CCO Agreement), the Company shall provide Ms. Gardner with 15 days prior written notice and Ms. Gardner will be entitled to receive her base salary through the date of termination. If Ms. Gardner’s employment is terminated without Cause or is constructively terminated without Cause (as defined in the CCO Agreement), Ms. Gardner will be entitled to the following: (a) her base salary through the date of termination; (b) her base salary for a period of 12 months following the date of termination; (c) an amount equal to the incentive award earned by her under the Company’s Management Incentive Plan for the fiscal year during which the termination occurs, if any, assuming that Ms. Gardner was a participant in the Company’s Management Incentive Plan for the full fiscal year; (d) the vesting of all unvested options as of the date of termination and the right to exercise all outstanding stock options that are vested as of the date of termination during the 180-day period following such date, or for the remainder of the exercise period, if less; (e) the restrictions on all shares of restricted stock will lapse as of the date of termination; (f) the payment by the Company of the premiums for Ms. Gardner’s medical and dental coverage during the 12-month period following the date of termination; and (f) additional benefits to the extent then due or earned. If Ms. Gardner’s employment is terminated without Cause or is constructively terminated without Cause based on a Change in Control (as defined in the CCO Employment Agreement) only, with respect to the amount payable to Ms. Gardner under the Company’s Management Incentive Plan described in (c) above, Ms. Gardner will only be entitled to a pro-rated portion of the incentive award payable under the Company’s Management Incentive Plan, if any, for the portion of the fiscal year up to the date of termination and with any such payment to be made at the time provided in the Company’s Management Incentive Plan.

The CCO Employment Agreement also contains customary confidentiality provisions, as well as non-competition and non-solicitation provisions that extend for up to one-year following termination of Ms. Gardner’s employment with the Company.

The foregoing summary of the CCO Employment Agreement is qualified in its entirety by reference to the full text of the CCO Employment Agreement, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 8.01. Other Events.

On May 1, 2013, the Company issued a press release announcing, among other things, (b) the appointment of Tracy Gardner as Chief Creative Officer and a member of the Board of Directors; (b) that Walter Killough has agreed to serve as Chief Executive Officer at least through August 2, 2013; and (c) that Michael Zimmerman has been elected Chairman of the Board of Directors, replacing Carter S. Evans, who will remain on the Board of Directors. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Amendment to Employment Agreement dated May 1, 2013 between dELiA*s, Inc. and Walter Killough.

10.2	Employment Agreement dated as of May 1, 2013, between dELiA*s, Inc. and Tracy Gardner.

99.1	Press Release of dELiA*s, Inc. dated May 1, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

dELiA*s, Inc.

(Registrant)

Date:	May 7, 2013	By:	/s/ David J. Dick
David J. Dick, Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment to Employment Agreement dated May 1, 2013 between dELiA*s, Inc. and Walter Killough.

10.2	Employment Agreement dated as of May 1, 2013, between dELiA*s, Inc. and Tracy Gardner.

99.1	Press Release of dELiA*s, Inc. dated May 1, 2013.